As filed with the Securities and Exchange Commission on March 14, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 6

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

ASCENTIAL SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3011736

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Washington Street, Westborough, MA	01581
(Address of principal executive office)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be so registered	each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock Purchase Rights

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EX-4.5 Amendment No. 3 to the First Amended and Restated Rights Agreement

EXPLANATORY NOTE

     Ascential Software Corporation (the “Company”) hereby amends and updates certain information in Items 1 and 2 of its Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “Commission”) on September 18, 1991, as subsequently amended on May 27, 1992, August 11, 1995, September 3, 1997, December 3, 1997 and May 1, 2002.

Item 1. Description of Registrant’s Securities to be Registered.

     The Company and EquiServe Trust Company, N.A. (“EquiServe”) entered into Amendment No. 3 dated as of March 13 to the First Amended and Restated Rights Agreement, dated August 12, 1997, as amended (the “Rights Agreement”) between the Company and EquiServe, as Rights Agent. Amendment No. 3 renders the Rights Agreement inapplicable to International Business Machines Corporation (“IBM”), Ironbridge Acquisition Corp. (“Sub”) solely as a result of (i) the execution or delivery of the Agreement and Plan of Merger among the Company, IBM and Sub dated as of March 13, 2005 (the “Merger Agreement”), (ii) the Merger, as defined in the Merger Agreement or (iii) compliance with the terms of the Merger Agreement. The Amendment also provides that the “Expiration Date” (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time, as defined in the Merger Agreement if the Rights Agreement has not otherwise terminated. These provisions will become null and void if the Merger Agreement is terminated.

     The complete text of Amendment No. 3 is attached hereto as Exhibit 4.5 and is incorporated herein by reference.

Item 2. Exhibits.

     Listed below are all exhibits filed as part of the registration statement:

Exhibit	Description
Number

3.1(1)	Restated Certificate of Incorporation, as amended

3.2(2)	Certificate of Amendment to Restated Certificate of Incorporation, as amended

3.3(3)	Second Amended and Restated Bylaws of Ascential Software Corporation

4.1(5)	Specimen Common Stock Certificate

4.2(6)	First Amended and Restated Rights Agreement, dated as of August 12, 1997, between the Registrant and BankBoston N.A., including the form of Rights Certificate attached thereto as Exhibit A

4.3(6)	Amendment, dated as of November 17, 1997, to the First Amended and Restated Rights Agreement between the Registrant and BankBoston, N.A.

4.4(7)	Amendment No. 2 to the First Amended and Restated Rights Agreement, dated

Exhibit	Description
Number

as of April 26, 2002, between the Registrant and EquiServe Trust Company, N.A.

4.5*	Amendment No. 3 to the First Amended and Restated Rights Agreement, dated as of March 13, 2005, between the Registrant and EquiServe Trust Company, N.A.

(1)	Incorporated by reference to exhibit filed with the Registrant’s quarterly report on Form 10-Q filed with the Commission on August 14, 2003 (File No. 000-15325).

(2)	Incorporated by reference to exhibit filed with the Company’s quarterly report on Form 10-Q filed with the Commission on August 9, 2004 (File No. 000-15325).

(3)	Incorporated by reference to exhibit filed with the Registrant’s quarterly report on Form 10-Q filed with the Commission on May 15, 2003 (File No. 000-15325).

(4)	Incorporated by reference to exhibit filed with the Registrant’s current report on Form 8-K filed with the Commission on December 4, 1997 (File No. 000-15325).

(5)	Incorporated by reference to Exhibit I.1. to Informix’s Registration Statement on Form 8-A, filed on January 21, 1987.

(6)	Incorporated by reference to exhibit filed with the amendment to the Registrant’s registration statement on Form 8-A/A filed with the Commission on September 3, 1997 (File No. 000-15325)

(7)	Incorporated by reference to exhibit filed with Amendment No. 5 to the Registrant’s registration statement on Form 8-A/A filed with the Commission on May 1, 2002 (File No. 000-15325)

*	Filed herewith

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly organized.

Date: March 14, 2005	ASCENTIAL SOFTWARE CORPORATION

	By:	/s/ Robert C. McBride

		Name:	Robert C. McBride
		Title:	Vice President and
Chief Financial Officer